Exhibit 3.1


Registrant has not amended or otherwise altered its Articles of Incorporation since its last yearly filing. The applicable Articles of Incorporation may be found as Exhibit 3.1 to Registrant's Form 10QSB-A filed February 3, 2005, which are hereby incorporated herein by reference thereto.